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                                                                  EXHIBIT 10.22


1999 MANAGEMENT BONUS PLAN                                       ALLERGAN, INC.

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PURPOSE OF THE PLAN

The Allergan, Inc. Management Bonus Plan (the "Plan") is designed to reward eligible management-level employees for their contributions to providing Allergan's stockholders increased value for their investment through the successful accomplishment of specific financial objectives and individual performance objectives.

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PLAN YEAR

The Plan year runs from January 1, 1999 through December 31, 1999 for all locations that have a fiscal year beginning January 1 and ending December 31. For the international locations with fiscal years beginning December 1 and ending November 1, the Plan year is December 1, 1998 to November 30, 1999.

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ELIGIBILITY

All regular full-time and part-time employees scheduled to work 20 or more hours per week in salary grades 7E and above who are not covered by any other bonus or sales incentive plan are eligible to participate in the Plan. For the locations where the Plan year is January 1, 1999 through December 31, 1999, the participants must be employed on or before June 30, 1999; for the locations where the Plan year is December 1, 1998 through November 30, 1999, the participants must be employed on or before May 31, 1999. Participants must be actively employed by Allergan on the date bonuses are paid in order to be eligible to receive a bonus. Participants who resign or are terminated for reasons other than those noted below will receive no bonus.

Bonuses, if any, for participants who become eligible after the beginning of the plan year, retire (defined as age 55 or over with at least 5 years of service), become disabled, die or transfer into a position covered by another incentive plan will be prorated. Bonuses, if any, for participants who are laid-off will be prorated provided the participant was eligible for at least six months of the Plan year. All proration will be based on the number of months of participation in the Plan during the Plan year.

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PERFORMANCE OBJECTIVES

Bonuses for Plan participants are based on both corporate performance and individual performance in relation to pre-established objectives, as follows:

CORPORATE OBJECTIVES

 * EARNINGS PER SHARE--Corporate performance is measured in terms of Allergan, Inc.'s Earnings Per Share (EPS) performance. EPS is defined as net earnings divided by the weighted average number of common and common equivalent shares.

 * OPERATING INCOME--Operating Income compared to budget will be considered for allocation of bonus pools by Business Unit/Function. Operating Income is defined as Net Sales minus Cost of Goods minus Selling and General Administrative expenses minus Research & Development.

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January 1999                                                           Page -1-


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1999 MANAGEMENT BONUS PLAN                                       ALLERGAN, INC.

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INDIVIDUAL OBJECTIVES

Management Bonus Objectives (MBOs) are prepared by each participant and his or her supervisor at the beginning of the Plan year and may be modified throughout the year as necessary. Objectives should reflect major results and accomplishments to be achieved in order to meet short- and long-term business goals that contribute to increased shareholder value. MBOs are expressed as specific, quantifiable measures of performance in relation to key operating decisions for the participant's business unit, such as managing inventory levels, receivables, expenses, or payables; increasing sales; eliminating unnecessary capital expenditures, etc.

At the end of the Plan year, the supervisor evaluates the participant's performance in relation to his or her objectives in order to determine the size of the bonus award, if any. A more detailed description of how the award is calculated is provided under "Individual Bonus Award Calculation."

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BONUS POOL CALCULATION

The two components of this calculation are:

     1. Earnings per share; and

     2. Operating income.

BONUS POOL FUNDING - Bonuses are funded when the company achieves the threshold level of EPS performance. The level of bonus funding is first determined by EPS performance as outlined in the table below.

*EARNINGS PER SHARE

1999 EPS RANGE           BONUS % OF TARGET
--------------           -----------------
   -$0.25                       40%
   -$0.20                       49%
   -$0.15                       58%
   -$0.10                       70%
   -$0.05                       83%
   TARGET                      100%
   +$0.05                      117%
   +$0.10                      130%
   +$0.15                      142%
   +$0.20                      151%
   +$0.25                      160%

If actual EPS results fall between the performance levels shown above, bonuses will be prorated accordingly.

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January 1999                                                           Page -2-


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1999 MANAGEMENT BONUS PLAN                                       ALLERGAN, INC.

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BONUS POOL DIFFERENTIATION BY BUSINESS UNIT/FUNCTION

 * OPERATING INCOME--The target bonus pool determined by EPS performance is modified for each business unit/function based on operating income results vs. budget. That is, a business unit that exceeds budget will receive a greater share of the total company pool than a business unit that is below budget.

At the end of the year, the Chief Executive Officer of Allergan, Inc. may recommend adjustments to the bonus funding levels to the Organization and Compensation Committee (the "Committee") after consideration of key operating results. When calculating EPS performance for purposes of this Plan, the Committee has the discretion to include or exclude any or all of the following items:

  *  extraordinary, unusual or non-recurring items
  *  effects of accounting changes
  *  effects of financing activities
  *  expenses for restructuring or productivity initiatives
  *  other non-operating items
  *  spending for acquisitions
  *  effects of divestitures

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INDIVIDUAL BONUS AWARD CALCULATION

Target bonus awards are expressed as a percentage of the participant's year-end annualized base salary. The target percentages vary by salary grade (see addendum).

A participant's actual bonus award may vary above or below the targeted level based on the supervisor's evaluation of his or her performance in relation to the predetermined MBOs. Each participant may receive from 0% up to 150% of his or her target bonus amount. However, the total of all bonus awards given within each business unit must total no more than 100% of the total bonus pool dollars allocated to that business unit.

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METHOD OF PAYMENT

Cash awards are paid following the close of the Plan year after the review and authorization of bonuses by the Committee. Bonuses will be paid within 30 days following management communication of the award, through the participant's normal payroll channel. In the event of a Change in Control (as defined in the Allergan, Inc. 1989 Incentive Compensation Plan, as amended), bonuses will be paid within 30 days of the effective date of the Change in Control.

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January 1999                                                           Page -3-

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1999 MANAGEMENT BONUS PLAN                                       ALLERGAN, INC.

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CHANGE IN CONTROL

If a Change in Control occurs after the close of the Plan year and Company performance supports bonus pool funding, participants will be paid a bonus based on performance in relation to the EPS target.

If the Change in Control occurs during the Plan year, participants will be paid a bonus prorated to the effective date of the Change in Control and EPS performance will be deemed to be the greater of:

  *  100% of the EPS target or
  *  the prorated actual year-to-date EPS performance.

In either case, a participant's actual bonus may vary above or below the targeted level according to the provisions outlined in "Individual Bonus Award Calculation" above. Participants must be employed by the Company or its successor on the effective date of the Change in Control in order to receive the prorated payment, unless their employment is terminated for retirement, death, disability or otherwise without cause. For purposes of this plan, "cause" shall be limited to only three types of events: the willful refusal to comply with a lawful, written instruction of the Board so long as the instruction is consistent with the scope and responsibilities of the participant's position prior to the Change in Control; dishonesty which results in a material financial loss to the Company (or to any of its affiliated companies) or material injury to its public reputation (or to the public reputation of any of its affiliated companies); or conviction of any felony involving an act of moral turpitude.

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GENERAL

Management reserves the right to define corporate performance and individual performance and to review, alter, amend, or terminate the Plan at any time. This Plan does not constitute a contract of employment and cannot be relied upon as such. Any questions regarding this Plan should be directed to the Human Resources department or the Director, Compensation. This Management Bonus Plan document supersedes any previous document you may have received.

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January 1999                                                           Page -4-



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                                    ADDENDUM

                                [LOGO] ALLERGAN

                           1999 MANAGEMENT BONUS PLAN

                                  TARGET AWARDS


                   SALARY GRADE                       TARGET BONUS*
                   ------------                       -------------
                        7E                                 10%
                        8E                                 15%
                        9E                                 20%
                       10E                                 25%
                       11E                                 30%
                       12E                                 35%
                       13E                                 40%
                       14E                                 50%
                       15E                                 50%


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                           *As a percentage of year-end annualized base salary.